       1                                                       Exhibit 10.1(a)

                  THIRD AMENDMENT TO THE PAYLESS CASHWAYS, INC.
                         SUPPLEMENTAL RETIREMENT PLAN


     Third Amendment, dated as of August 31, 1994, (the "Third Amendment") to the Payless Cashways, Inc. Supplemental Retirement Plan, said Plan being effective as of January 1, 1988 (the "Plan").

     WHEREAS, Payless Cashways, Inc. (the "Company") established the Plan for the purpose of providing certain retirement benefits to eligible employees in addition to those available pursuant to the Company's then existing retirement plans and in recognition of the contribution to the Company by eligible employees; and

     WHEREAS, the Company desires to amend the Plan to provide discretionary authority to the Chief Executive Officer to determine which non-executive officers who are not currently covered by the Plan and which future non-executive officers will be eligible for benefits under the Plan and on what terms and conditions;

     NOW, THEREFORE, the Plan is amended as follows:

     1. Section 3.1 of the Plan is hereby amended by deleting the Section in its entirety and substituting the following Section 3.1 therefor:

     3.1  Participation
          -------------

              (a) Each Executive Officer of the Company as that term may be defined from time to time by one or more resolutions of the Board of Directors) shall be or become a Participant under this Plan. Any Executive Officer who became an Executive Officer prior to August 31, 1994 but was not a Participant prior to August 31, 1994, shall become a Participant on such date on or before August 31, 1994 as the Chief Executive Officer, in his sole discretion, determines. Any employee who is elected or designated an Executive Officer on or after August 31, 1994, shall become a Participant on his/her first day of work after being duly elected or designated an Executive Officer by the Board of Directors.

              (b) The Chief Executive Officer of the Company shall have the authority to determine, in his sole discretion, which officers of the Company (other than Executive Officers as that term may be defined from time to time by one or more resolutions of the Board of Directors) will be eligible to become Participants under this Plan, and shall have the authority to determine, in his sole discretion, what the terms, conditions and effective date of such each such participation shall be. Notwithstanding the foregoing, any non-Executive Officer who was already a Participant in the Plan prior to August 31, 1994, shall continue to be covered by the Plan as it is existed on August 31, 1994, including this Third Amendment, subject only to such amendments to same as may be mutually agreed upon in writing by the Chief Executive Officer on behalf of the Company and by the Participant.

              (c) The Company shall enter into an Agreement for Supplemental Retirement Benefits with each officer who is or becomes a Participant under this Plan which shall set forth in full or by incorporation by reference such terms, conditions and effective date for supplemental retirement benefits as may apply to said officer. To the extent that the terms and conditions of any such Agreement for Supplemental Retirement Benefits may conflict or be inconsistent with the terms and conditions of any written employment agreement which may exist between said officer and the Company, the provisions of the written employment agreement will control.


     2. Article VI of said Plan is hereby amended by deleting the section in its entirety and substituting the following Article VI therefor:

          Article VI.   Amendment and Termination
          ---------------------------------------

     6.1  Executive Officers
          ------------------

          This Plan, as it applies to Executive Officers, may only be amended or terminated by the Compensation Committee of the Board of Directors, provided, however, that any such amendment or termination will be applied prospectively only, shall not apply to Executive Officers who are Participants prior to said amendment or termination without their written consent, and shall not have the effect of reducing or eliminating any amounts previously credited on the books of the Company pursuant to the provisions of this Plan nor shall such amendment or termination reduce or eliminate any benefits payable under the terms of this Plan as of the date of the amendment or termination.

     6.2  Non-Executive Officers
          ----------------------

          The Chief Executive Officer of the Company has the authority to determine, in his sole discretion, the extent to which this Plan shall apply to any non-Executive Officer, and is authorized to amend any provision of this Plan as such provision may apply to a non-Executive Officer, subject only to the provisions of Section 3.1(b) hereof.

     6.3  Agreements for Supplemental Retirement Benefits
          -----------------------------------------------

          An Agreement for Supplemental Retirement Benefits may only be amended by the mutual consent of the Chief Executive Officer and the Participant to whom it applies and any such amendment must be in writing and executed by both parties. If any such amendment applies to an Executive Officer, the Compensation Committee of the Board of Directors must approve said amendment for it to be effective.

     IN WITNESS WHEREOF, PAYLESS CASHWAYS, INC. has caused this Third Amendment to be executed by its duly authorized officers on this 31st day of August, 1994.


                                             PAYLESS CASHWAYS, INC.



                                             By: s/E.J. Holland, Jr.
                                                 -------------------------------
                                                 E. J. Holland, Jr.
                                                 Senior Vice President -
                                                 Human Resources


ATTEST:


s/Linda J. French
- -------------------------------
Linda J. French, Secretary